Nuveen Investments Inc.

Including :

Affiliated Entities
Nuveen Closed-End Funds
Nuveen Open-End Funds
Nuveen Defined Portfolios

Code of Ethics and
Reporting Requirements

Effective

 January 1, 2011

As Amended
March 14, 2011
August 15, 2011

Material Amendments

Effective as of March 14, 2011:

NWQ Investment Management Company, LLC access persons are subject to a thirty (30) day holding period for equity securities, including equity options, if the subsequent trade would result in a profit.  The period is based on trade dates, and any transaction resets the holding period.  Equity and equity option holding periods are based on issuer, not specific security.  E.g., access persons may not buy the common shares of an issuer and sell the preferred shares within the holding period.  For option trades, access persons are prohibited from engaging in an option trade on the opposite side of the original trade within 30 days.  E.g., if an access person purchases the equity shares of an issuer, calls may not be sold for at least 30 calendar days.

Tradewinds Global Investors, LLC access persons are subject to a thirty (30) day holding period for equity securities, including equity options, if the subsequent trade would result in a profit.  The period is based on trade dates, and any transaction resets the holding period.  Equity and equity option holding periods are based on issuer, not specific security.  E.g., access persons may not buy the common shares of an issuer and sell the preferred shares within the holding period.  For option trades, access persons are prohibited from engaging in an option trade on the opposite side of the original trade within 30 days.  E.g., if an access person purchases the equity shares of an issuer, calls may not be sold for at least 30 calendar days.

Effective as of August 15, 2011:

Tradewinds Global Investors, LLC (“Tradewinds”) investment persons are prohibited from transacting in securities that are on the Tradewinds Approved List (the “Approved List”), as well as those securities that are being considered for the Approved List (the “Green Light List”). Included in this prohibition are all equivalent and/or related securities to those on the Approved List and/or Green Light List, based on issuer. For example, if the common stock of an issuer is on the Approved List or Green Light List, transactions in options, bonds, and any other equivalent and/or related securities of that issuer are prohibited, unless otherwise specifically excepted in the Code.

All other securities held in any Tradewinds client account as a result of an investment decision, including, but not limited to, those that are transferred in kind and subsequently held, are subject to a personal trading prohibition during the period starting seven calendar days before and ending seven calendar days after any trading that occurs in those securities. Included in this prohibition are all equivalent and/or related securities, based on issuer.  The seven day prohibition shall also apply to securities that are added to the Green Light and/or Approved Lists in the seven days following an investment person’s transaction.

Tradewinds’ Approved List and/or Green Light List securities held by Tradewinds’ investment persons in any account in which the investment person has beneficial ownership, control or trading authority may not be sold without the approval of the CCO, or his or her designee.   Such approval shall not be granted if there are any open orders in such security on the trade blotter.  Included in this prohibition are all equivalent and/or related securities, based on issuer, unless otherwise specifically excepted in the Code.  Preclearance received though PTA for such transactions without also receiving a specific email communication from the CCO or designee shall be deemed invalid.  Reliance on preclearance from PTA alone for these transactions is not sufficient.  Additionally, any such approved transactions remain subject to the seven day prohibition in connection with any block trades in such security.

In addition to other securities that are excepted in the Code, Government sponsored entity (GSE) securities and To Be Announced (TBA) mortgage backed securities are excluded from the restrictions outlined above.

Note that all Tradewinds employees are considered to be investment persons for purposes of administering the Code.  Additionally, certain Nuveen/non-Tradewinds employees and consultants have been designated as Tradewinds investment persons for purposes of administering the Code.

Exceptions to this policy may be made at the discretion of the CCO, and in the case of a shared service employee or consultant, in collaboration with the Director of Compliance, or their designees.  Any such exception shall be memorialized in writing.

Deleted as of August 15, 2011:

Access and investment persons at Tradewinds Global Investors, LLC may make personal securities transactions, assuming appropriate preclearance is received through PTA, for securities that are also traded within 7 days of a client trade as long as that client trade is a maintenance trade.  A maintenance trade is related to a cash flow event and is not the result of a portfolio management decision.

Table of Contents

I.	Introduction		Page 6

II.	General Principles		Page 7

III.	Standards of Business Conduct		Page 7
	A.	Fiduciary Standards	Page 7
	B.	Compliance with Laws and Policy	Page 8
	C.	Conflicts of Interest	Page 8
	D.	Protection of Confidential Information	Page 8
	E.	Payments to Government Officials and Political Contributions	Page 9

IV.		Reporting and Disclosure Requirements	Page 9
	A.	Code of Ethics	Page 9
	B.	Brokerage Accounts	Page 9
	C.	Holdings	Page 10
	D.	Transactions	Page 10
		1. Quarterly Transaction Reporting by Nuveen Investments	Page 10
		3. Transaction Reporting for Section 16 Officers	Page 11
		4. Transaction Reporting for Non-Interested Fund Directors	Page 12
		5. Review of Reports	Page 12
	E.	Outside Directorships and Business Activities	Page 12
	F.	Gifts and Entertainment	Page 12

V.		Access person Personal Securities Transactions	Page 13
	A.	Preclearance	Page 13
	B.	Initial Public Offerings	Page 15
	C.	Limited Offerings	Page 15
	D.	Limit Orders and Good ‘Til Canceled Orders	Page 15
	E.	Securities Being Transacted in Nuveen Advised/Sub-Advised Portfolios and/or Client Accounts	Page 16
	F.	Additional Trading Restrictions for Investments Persons	Page 16
	G.	Additional Trading Restrictions for All Chicago Based Access Persons and all non-Winslow Minneapolis Based Access Persons in Certain Closed-End Funds and Similarly Pooled Vehicles	Page 16
	H.	Frequent Trading in Shares of Open-End Funds	Page 17
	I.	Excessive or Abusive Trading	Page 17
	J.	Transaction by Section 16 Officers	Page 18
	K.	Transactions by Non-Interested Directors of Nuveen Funds	Page 18

VI.		Insider Trading	Page 19
	A.	Insider Trading Determination	Page 19
	B.	Insider Status	Page 19

	C.	Material Nonpublic Information	Page 19
	D.	Identifying and Reporting Potential Inside Information	Page 20

VII.		Administration and Enforcement	Page 21
	A.	Approval of the Code	Page 21
	B.	Reporting to the Nuveen Fund Board	Page 21
	C.	Violations	Page 21
	D.	Sanctions for Violations of the Code	Page 21
	E.	Form ADV Disclosure	Page 22
	F.	Interpretation of the Code and the Granting of Waivers	Page 22

VIII.		Recordkeeping	Page 22

IX.		Definitions	Page 23
	A.	Access Person	Page 23
	B.	Automatic Investment Plan	Page 23
	C.	Beneficial Ownership and Pecuniary Interest	Page 23
	D.	Control	Page 24
	E.	Domestic Partner	Page 24
	F.	Fund	Page 24
	G.	Initial Public Offering	Page 25
	H.	Investment Person	Page 25
	I.	Limited Offering	Page 25
	J.	Non-Interested Director	Page 25
	K.	Nuveen Fund	Page 25
	L.	Purchase or Sale of a Security	Page 25
	M.	PTA	Page 26
	N.	Reportable Security	Page 26
	O.	Section 16 Officers	Page 26
	P.	Security	Page 26
	Q.	Security Held or to be Acquired by a Nuveen Fund	Page 26

I.          Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted this Code of Ethics (“Code”) in recognition of its fiduciary obligations to clients and in accordance with various provisions of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940.  This Code is also adopted by the Nuveen Defined Portfolios and, with respect to the provisions addressing non-interested directors (as defined in Section IX below), by the Nuveen Open-end Funds and Closed-end Funds, pursuant to Rule 17j-1.

Beyond the general parameters of the Code, registered personnel are subject to further requirements as mandated by the Financial Industry Regulatory Authority (“FINRA”).  Certain policies and procedures discussed in this document have been designed to help meet those obligations.  Additionally, various requirements may be imposed on certain personnel by the National Futures Association (“NFA”) by virtue of their affiliation with Nuveen Commodities Asset Management LLC.

Any reference to Nuveen in this document shall also mean any and all affiliated entity or entities, where applicable.  (Refer to Appendix A for a listing of the affiliated entities.)  The phrase “portfolio” shall also mean fund, where appropriate.

All Nuveen employees, both full-and part-time, including all Nuveen Fund officers and interested directors and trustees, are considered “access persons.”  Also included in this definition are consultants, interns, and temporary and/or contract workers whose assignments are expected to exceed a period of 60 consecutive days and/or whose cumulative assignment is expected to exceed 60 days over a twelve month period.  This is not withstanding whether the said individual comes to Nuveen though an entity that has a signed contract, including a confidentiality agreement, with Nuveen.  Note that the non-interested directors and trustees are not included in this definition, but where those parties have an obligation under this Code it is specifically mentioned in the document.  Note also that wherever the terms “director” or “trustee” are used, both, and/or either, are intended, where applicable.

The purpose of this Code is to demonstrate Nuveen’s commitment to the highest legal and ethical standards and to provide guidance to access persons (as defined in Section IX below) in understanding and fulfilling those responsibilities.

The provisions of the Code are not all-inclusive; rather, they are intended as a guide to access persons in connection with the business of the firm and their personal securities transactions.  However, at a minimum, this Code is designed to set forth:

•
Standards of business conduct intended to reflect Nuveen’s fiduciary obligations as well as  those of its access persons, including persons who provide investment advice on behalf of Nuveen and who are subject to Nuveen’s supervision and control;

•	Provisions requiring access persons to comply with applicable laws, rules, regulations, and policies;
•	Provisions designed to detect and prevent improper trading;

•	Provisions requiring access persons to make periodic reports of their personal transactions and holdings, and requiring the review of such reports;
•	Provisions requiring access persons to report any violations under the Code promptly to the Director of Compliance or other designated person(s); and
•	Provisions requiring Nuveen to provide each of its access persons with a copy of the Code and any amendments, and requiring access persons to provide a written acknowledgement of receipt.

Each Nuveen affiliate, through its compliance officers, legal officers and/or other designated personnel, shall be responsible for the day-to-day administration of this Code with respect to those access persons under the direct supervision and control of such affiliate.

Note that some affiliates may impose greater restrictions than those described in this Code, and those  restrictions have been noted where possible within the document.  Also, some persons, by virtue of their position, are subject to greater restrictions than those outlined for general access persons.  All questions regarding specific restrictions should be directed to the designated legal or compliance officer.  It is each access person’s obligation to understand this Code as well as its requirements and application as they relate to both personal and work related activities.

II.        General Principles

This Code is designed to promote the following general principals:

•	Nuveen and its access persons have a duty at all times to place the interests of clients first;
•	Access persons must conduct their personal securities transactions in a manner that avoids an actual or potential conflict of interest or any abuse of trust and responsibility;
•	Access persons may not use knowledge about current or pending client or portfolio transactions for the purpose of personal profit;
•	Information concerning clients (including former clients) must be kept confidential, including the client’s identity, holdings, and other non-public information;
•	Independence in the investment decision-making process is paramount; and
•	Access persons may not give or receive gifts or participate in entertainment beyond the parameters set forth in this Code to avoid even the appearance of favoritism or impropriety.

III.       Standards of Business Conduct

A.        Fiduciary Standards

As a Nuveen access person, the ability to conduct personal securities transactions is a privilege, not a right.  It is Nuveen’s policy to place its clients’ interest first and foremost, and to strive at all times to conduct business in strict accordance with generally acknowledged fiduciary obligations, including the duties of care, loyalty, honesty, and good faith.  Toward that end, it is imperative that access persons provide full and fair disclosure of all relevant facts concerning any potential or actual conflict of interest.  (See Section III.C. for more information on conflicts of interest.)

B.        Compliance with Laws and Company Policies

Nuveen operates within a highly regulated business environment and it is critical that compliance be maintained with all laws, rules, regulations, and other applicable mandates.  Included in that compliance is the need for each access person to respect and comply with those obligations.  With that goal in mind, Nuveen has developed policies, procedures, and other guidance, including this Code, to identify various obligations, outline prohibitions, and assist access persons in meeting them.  Among other things, it is especially important that access persons avoid, including with respect to a fund:

•	Employing any device, scheme or artifice to defraud;
•	Making any untrue statement of material fact, or omitting a material fact, necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
•	Engaging in any act, practice, or course of business that operates, or would operate, as a fraud or deceit; or
•	Engaging in any manipulative practice.

The non-interested directors of the Nuveen funds are deemed “access person” of the fund under Rule 17j 1 and are likewise prohibited from the activities outlined in the four bullet points immediately above.

C.        Conflicts of Interest

Conflicts of interest may come about any time there may be an incentive to favor one party over another.  There are a variety of scenarios in which this may occur.  For example, a conflict may arise when there is an opportunity to give preferential treatment to one client or portfolio relative to other clients for a number of reasons.  Examples of possible conflicts may include circumstances involving accounts of different sizes, accounts billed due to performance based fees versus ones that are not, or an account that belongs to a friend, relative, or other party with whom you have a relationship or association.  A conflict could also come into play when there is an opportunity to take advantage of information, particularly regarding current or pending client or portfolio trades, for personal profit.  Other conflicts may not always be as clear-cut.

As an integral part of the fiduciary obligation, Nuveen and its access persons are obligated to avoid conflicts of interest wherever possible and to fully disclose all facts concerning any conflict that may arise.  Questions regarding a potential conflict should be fully vetted with supervisors and the appropriate compliance or legal officer before any further action is taken.

D.        Protection of Confidential Information

Each access person of Nuveen is charged with the responsibility of preserving the confidentiality of nonpublic information learned in the course of his or her employment or through other channels.  This includes, but is not limited to, nonpublic information about securities, securities recommendations and client holdings and transactions.  Access persons may not misuse, including trading on the non-public information, or disclose such information, whether within or outside of Nuveen, except to authorized persons who require the information for legitimate business purposes or to fulfill their responsibilities.  Additionally, access persons must comply with all laws, rules, and regulations concerning the protection of client information, including, without limitation, Regulation S-P.  Please refer to Nuveen’s Consumer Information Security Policy for more information on this topic.

E.         Payments to Government Officials and Political Contributions

No payment can be made directly or indirectly to any employee, official, or representative of any government agency or any party or candidate for the purpose of influencing an act or decision on behalf of Nuveen.  Access persons are limited in their ability to donate to political candidates and/or participate as individuals in political activities by the constraints of Rule 206(4)-5 of the Advisers Act and other applicable self regulatory organization, state and local laws, rules and regulations, and are prohibited from engaging in such activities as a representative of Nuveen, and from using the name, reputation, or credibility of Nuveen in connection with political activities.  Nuveen will not reimburse access persons for any political contributions or similar expenses.

IV.       Reporting and Disclosure requirements

Nuveen has instituted the Sungard Protegent Personal Trade Assistant System (“PTA”) to facilitate a variety of reporting and disclosure processes.  Access persons are provided with training and access to this system upon associating with the firm.  Information regarding how the PTA system is used for reporting and disclosure is discussed in each item below, where applicable.

A.  Code of Ethics

The current Code is available through a link on the home page of the PTA system and on Nuveen’s internal web page.  Upon becoming an access person each person shall receive a copy of, or access to, the Code, and any applicable amendments.  Shortly thereafter, the recipient shall be required to acknowledge though a certification process in the PTA system that he or she:

•	Has received a copy of the Code;
•	Has read and understands the Code; and
•	Agrees that he or she is legally bound by the Code; and
•	Will comply with all requirements of the Code.

Additionally, acknowledgement of receipt of the Code and compliance with such shall occur on an annual basis, and any time the Code is amended.

Non-interested Nuveen fund directors are also required to execute an initial acknowledgement of receipt of the Code and an annual certification of compliance with the Code.  These acknowledgements and certifications for non-interested directors do not occur through PTA.

B.  Brokerage Accounts

Within ten days of becoming an access person each person is required to report through PTA all accounts in which securities are held or may be held.  This reporting shall also occur on an annual basis.  Included in the account disclosure requirement are all accounts in which the access person has beneficial interest and/or exercises trading discretion or control.  For more information on the reporting of accounts please see FAQ – Accounts to be Entered into PTA and the definitions of “beneficial ownership” and “control” in Section IX.

Additionally, any time a new account is established it must be promptly reported through the PTA system, but in no event later than 30 days following the end of the quarter in which it was established.  The listing of brokerages with which an access person may establish and/or maintain an account can be found on the PTA system.

C.  Holdings

Within ten days of becoming an access person each person is required to submit through PTA a listing of all reportable securities.  The information must be current as of not more than 45 days prior to becoming an access person and must contain the title, type, exchange ticker symbol or CUSIP number, and  quantity of each reportable security in which the access person has any direct or indirect beneficial ownership, trading authority or other control.  Additionally, within 45 days of the prior year end, each access person shall be required to submit and confirm through PTA a listing of all reportable securities.

Exceptions to holdings reporting:

•	Holdings in accounts over which the access person has no direct or indirect influence or control (i.e., managed accounts);
•	Direct obligations of the U.S. government;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Money market funds; and
•	Open-end funds that are not advised or sub-advised by Nuveen.

Unless a security is specifically exempted it is reportable.

For more information on the reporting of securities see FAQ – Holdings to be Entered into PTA.

D.  Transactions

1. Quarterly Transaction Reporting

Within 30 days of the prior quarter end, each access person is required to submit through PTA a listing of all reportable transactions involving a reportable security in which the access person had, or as a result acquired, any direct or indirect beneficial ownership, trading authority, or other control that occurred during that prior quarter.  The report must include:

•	Date of the transaction, title of the security, ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares or units, and principal amount;
•	Nature of the transaction (e.g., purchase, sale, or any other type of acquisition or disposition);
•	Price at which the transaction was effected; and
•	Name of the broker, dealer, or bank through which the transaction was effected.

Exceptions to reporting requirements:

•	Transactions in accounts over which the access person has no direct or indirect influence or control (i.e., managed accounts);
•
Transactions in Nuveen’s 401(k) plan, unless the access person has elected to participate in the Charles Schwab self-directed 401(k) option, in which case that portion of the 401(k) is treated like any other brokerage account and all reporting requirements will apply;

•
Transactions effected pursuant to an automatic investment plan or a dividend reinvestment plan, unless such transaction overrides or deviates from the pre-set schedule or allocation of such automatic investment plan (see the item related to this topic in Section V.A. below);

•
Transactions in securities issued by the U.S. or other sovereign governments, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Transactions in money market funds;
•	Transactions in open-end funds that are not advised or sub-advised by Nuveen; and

Unless a transaction is specifically exempted it is reportable.

2. Transaction Reporting for Funds Advised/Sub-Advised by Nuveen Investments

Generally open-end fund transactions not required to be reported, however funds that are advised/sub-advised by Nuveen or any affiliated entity ARE required to be reported, with the exception of transactions that occur in the Nuveen 401(k) plan.

3.  Transaction Reporting for Section 16 Officers

Section 16 of the Securities Exchange Act of 1934 Act and rules thereunder prohibit certain persons (“Section 16 officers”) associated with an issuer from buying and selling, or selling and buying, the issuer’s securities within less than a six (6) month period if that subsequent transaction would result in a profit.  Section 16 also requires Section 16 officers to file specified forms with transaction details immediately following a transaction.  Section 16 officers include directors, officers or others performing a policy-making function.  If you are not certain whether you are a Section 16 officer, please contact the Legal Department in Chicago prior to trading.

Section 16 officers are required to preclear all transactions in closed-end funds for which they are Section 16 officers with the Legal Department in Chicago and to also report to the Legal Department in Chicago the details of any transaction requiring Section 16 filings immediately upon completion of the transaction.

Such preclearance and reporting DOES NOT occur through PTA, but rather occurs via email and through the parties identified to the Section 16 officers as the appropriate contacts for these activities.

4. Transaction Reporting for Non-Interested Fund Directors

Non-interested directors of a Nuveen fund must report a personal securities transaction only if such director, at the time of that transaction, knew that during the 15 day period immediately preceding or subsequent to the date of the transaction by the director such security was purchased or sold by the fund or was being considered for purchase or sale by the fund.  Non-interested directors must report securities transactions meeting these requirements.

5.  Review of Reports

All reports made pursuant to IV.B, C., or D. shall be reviewed by a designated Nuveen or affiliate legal or compliance officer to monitor compliance with the Code and applicable laws, rules, and regulations.

E.   Outside Directorships and Business Activities

Access persons may not serve on the board of directors of any publicly traded company or engage in an outside business activity without prior written approval from the General Counsel of Nuveen or his or her designee.1  Prior written approval must also be obtained before an access person may serve as a member of the finance or investment committee of any organization, including not-for-profit entities, or perform other financially related services for such organization.

If it appears that any such activity conflicts with, or may reasonably be anticipated to conflict with, the interests of Nuveen or any client, the access person may be prohibited from participating or be required to discontinue the activity.

Reporting of, and requesting permission to participate in, an outside activity is accomplished through a disclosure in PTA.  Termination, or a change in the nature, of the participation also entails the submission of a disclosure in PTA.

F.   Gifts and Entertainment

Access persons are restricted from giving and/or receiving gifts from any person or entity that does business with or on behalf of Nuveen or any client account.  For this purpose “gift” has the same meaning as in FINRA Rule 3220 and will be applied to all access persons, non-licensed as well as licensed.

Access persons may not accept or receive gifts from a single person or entity in an amount that exceeds a market value of $100 per year, either as an individual item or in the aggregate.

Access persons also may not give gifts to a single person or entity in an amount that exceeds a market value of $100 per year, either as an individual item or in the aggregate.

The receipt of gifts is reported through PTA.  (The giving of gifts is reported through Nuveen’s travel and expense system.)

1 Access persons who receive authorization to serve as board members of publicly traded companies must be isolated through information barriers from those persons making investment decisions concerning securities issued by the entities involved.

Nuveen places a $250 per event cap on entertainment, which includes the market value, plus any applicable fees, for the participation of the access person and any guest(s) that may accompany him or her.  There is a $1,000 per year limit on the receipt of entertainment from any one entity.  Compliance approval must be received prior to participating in any event that would exceed the $250 per event limit, or that would take the total value of entertainment received over $1,000 for the year.

Other institutions may have different limits on the value of entertainment that their own access persons may receive.  In those cases it is the responsibility of the Nuveen access person to find out what the parameters are and to ensure that no entertainment is given that would exceed those limits.

The receipt of entertainment is reported through PTA.  (The hosting of entertainment is reported through Nuveen’s expense reimbursement system.)

Tradewinds Global Investor’s LLC access persons are subject to more stringent parameters than those set forth above.  Those access persons may attend industry events at a broker’s expense, and may participate in business meals up to once per quarter from an individual broker, however the acceptance of tickets to entertainment-oriented events is prohibited.  The receipt and/or giving of gifts and entertainment is reported through PTA.

V.        ACCESS PERSON PERSONAL SECURITIES TRANSACTIONS

In keeping with its fiduciary obligations, Nuveen has instituted policies and procedures regarding the administration of access person trading.  A Nuveen affiliate, or a particular group or department, may implement requirements or restrictions that are different than those generally outlined below.   Unless an access person is notified, either in this document or by other means, his or her trading will be governed by the discussion below.  Additionally, access persons may have the supplemental title “investment person” (see Section IX), and those persons are subject to additional restrictions to those imposed on access persons.

A.  Preclearance

Preclearance is required for all securities transactions that are not specifically exempted.  Preclearance requests are required to be entered through PTA, and approval must be received prior to the trade being made.  Approval is good only on the business day in which it is received (i.e., you may not preclear a transaction after market close with the intention of making the trade on the next business day).

The following do not need to be precleared prior to trading:

•
Transactions in the Nuveen 401(k) plan unless the access person has elected to participate in the Charles Schwab self-directed 401(k) option, in which case that portion of the 401(k) is treated like any other brokerage account and all applicable preclearance requirements will apply.

•
Direct obligations of the United States Government or other sovereign issued debt (note that municipal securities and US government-sponsored enterprise issued securities such an Fannie Mae or Freddie Mac do need to be precleared);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by money market funds;
•	Shares issued by open-end funds (including Nuveen advised or sub-advised funds, however these transactions do need to be reported*);
•	Shares of unit investment trusts; and
•
Exchange traded/closed-end funds (including Nuveen advised or sub-advised products), however transactions in Nuveen advised or sub-advised products do need to be reported*, and preclearance is required for the following access persons;

o
All Chicago based access persons and all non-Winslow Capital Management, Inc. (Winslow) Minneapolis based access persons must preclear all purchases, sales and exchanges of Nuveen advised/sub-advised closed-end funds, even though these transactions are exempted for non-Chicago and non-Minneapolis based access persons.

o	All Winslow access persons must preclear ALL closed-end funds, even if those funds are not advised or sub-advised by Nuveen.
•	Securities purchased, redeemed or exchanged as part of a systematic investment program, however the initial transaction must be precleared at the time the program is put into place;
•
Securities acquired through dividends, dividend reinvestment programs, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

•	Securities acquired through the exercise of rights issued pro rata to all holders of a class of the issuer’s securities;
•	Securities acquired or disposed of due to non-volitional acts on the part of the access person (e.g., transactions that occur due to a security that is called); and
•
Securities transactions that occurred in managed accounts (note that a managed account is one in which the access person has no discretion in terms of individual securities to be acquired or disposed of).

o
Note that managed accounts are subject to restrictions, including those above and beyond preclearance, regarding IPOs (see Section V.B.), limited offerings (see Section V.C.), as well as Nuveen Closed-end Funds for all Chicago-based access persons and all non-Winslow Minneapolis based access persons (see Section V.G.).

*From a practical standpoint, receiving duplicate confirms, either electronically or in paper form achieves the reporting, however the access person must personally ensure that the transactions are properly reflected in each quarterly transaction report.

Symphony Asset Management LLC access persons may not purchase individual equity, or municipal or corporate bonds, and all security sales are subject to preclearance based on the parameters outlined above

For more information on preclearance requirements see FAQ - Transactions to be Precleared in PTA.

B.  Initial Public Offerings

No access person may purchase, directly or indirectly, for an account in which he or she has beneficial ownership, control, or trading authority, any security issued in an initial public offering.

This restriction also does apply to managed accounts.  Regardless of whether full discretionary account authority has been granted to a third party, access persons are prohibited from the purchase of initial public offerings.  (See the last bullet under Section V.A.)

C.  Limited Offerings

No access person may purchase, directly or indirectly, for an account in which he has beneficial ownership, control, or trading authority any limited offering (also known as a private placement) without prior written approval from the appropriate compliance or legal officer.  The decision to grant approval will take into consideration, among other factors, whether the investment opportunity appears inconsistent with any observed strategies and objectives of the access person. and whether the opportunity is available to the access person by virtue of his or her position with Nuveen.

This restriction also does apply to managed accounts.  Regardless of whether full discretionary account authority has been granted to a third party, access persons are prohibited from the purchase of limited offerings without prior written approval from the appropriate compliance or legal officer.  (See the last bullet under Section V.A.)

Approval to purchase a limited offering must be sought through the disclosure process in PTA.

D.  Limit Orders and “Good ‘Til Canceled” Orders

Limit orders, if they are approved, may not be outstanding for longer than the business day on which they are approved.  If the order is not filled and the access person still wishes to make the trade, approval must be received again via PTA every subsequent business day until the order is filled or canceled.

E.  Securities Being Transacted in Nuveen Advised/Sub-advised Portfolios and/or Client Accounts

No access person may purchase or sell for an account in which he or she has beneficial ownership, control, or trading authority, any security subject to preclearance that, to his or her actual knowledge, is being purchased or sold, or being considered for purchase or sale, in a Nuveen advised/sub-advised portfolio and/or client account.  This restriction includes transacting in equivalent or related securities and may limit your ability to use option and futures strategies.  E.g., if shares of common stock of a company are being traded, debt instruments, preferred shares, foreign equivalent shares and options of the issuer are also restricted and may be required to expire worthless.

F.  Additional Trading Restrictions for Investment Persons

In the event a portfolio or client account transacts within seven (7) days preceding or following an investment person’s transaction in the same (or related, or equivalent) security, the investment person may be required to dispose of the security and/or disgorge any profits associated with her or her transaction.  Such disposal and/or disgorgement maybe required notwithstanding any prior written approval that had been granted.

If an investment person associated with any Nuveen managed account, including Nuveen Funds, has executed a transaction in a security for his or her own account and within seven (7) days thereafter such security is considered for purchase or sale by such Nuveen managed account, the investment person shall endeavor to submit a written memorandum to the investment person’s supervisor, the Director of Compliance, and the CCO (if applicable based on the affiliate) prior to the entering of the purchase or sale order for the Nuveen managed account.  Such memorandum shall describe the circumstances underlying the consideration of such transaction for the managed account.  However, if the time frame for acting upon the opportunity for the client account does not permit prior submission and review of the circumstances, the investment person must ultimately act for the benefit of the client account and submit the memorandum as soon as possible after the fact with the understanding that the result could be disgorgement of profit, or transacting at loss, in the investment person’s own account.

Based on such memorandum and other factors deemed relevant under the specific circumstances, the investment person’s supervisor, the Director of Compliance, and the CCO (if applicable), together shall have the authority to determine that the prior transaction by the investment person for his or her own account shall not be considered a violation.  The Director of Compliance or his or her designee shall make and maintain a written record of any determination made under this section.

Please note that some investment persons are also Section 16 officers.  See Section IV.D.3. above and Section V.J. below for more detailed information on Section 16 officers and their responsibilities under this Code.

Access and investment persons on the Nuveen Asset Management, LLC municipal team are specifically prohibited from transacting in any  securities issued by state and local governmental entities (“Municipal Securities”), including but not limited to general obligation bonds, revenue bonds, industrial development bonds, and all other such securities in the universe available for potential client trading.  This prohibition is notwithstanding any preapproval that may be obtained through PTA.   Questions about making a personal securities transaction in a particular Municipal Security are to be directed to the Compliance Department.

Access and investment persons at NWQ Investment Management Company LLC may make personal securities transactions, assuming appropriate preclearance is received through PTA, for securities that are also traded within 7 days of a client trade as long as that client trade is a maintenance trade.  A maintenance trade is related to a cash flow event and is not the result of a portfolio management decision.

Access and investment persons at Santa Barbara Asset Management, LLC may make personal securities transactions, assuming appropriate preclearance is received through PTA, for securities that are also traded within 7 days of a client trade as long as that client trade is a maintenance trade.  A maintenance trade is related to a cash flow event and is not the result of a portfolio management decision.

G.  Additional Trading Restrictions for All Chicago Based Access Persons and all non-Winslow Minneapolis Based Access Persons in Certain Closed-End Funds and Similarly Pooled Vehicles

No access person based in Chicago or Minneapolis (excluding Winslow), or working in Nuveen’s Closed-end Funds and Structured Products Group (or any successor group), regardless of location, may purchase or sell, directly or indirectly, for an account in which he or she has beneficial ownership, control, or trading authority, any common or preferred shares of any closed-end fund advised or sub-advised by Nuveen without prior written approval.  This preclearance requirement also applies to common and preferred shares of any other exchange-listed investment product sponsored by Nuveen that is not a closed-end fund, including products issued by Nuveen Commodities Asset Management LLC.

These restrictions also do apply to managed accounts.  Regardless of whether full discretionary account authority has been granted to a third party, these types of transactions require prior written approval from the appropriate compliance or legal officer.  (See the last bullet under Section V.A.)

H.  Frequent Trading in Shares of Open-end Funds

Access persons must adhere to the restrictions on frequent trading set forth in the registration statement of each fund advised and sub-advised by Nuveen.  In general, the Funds’ policy limits an investor to four (4) “round trip” trades in a 12-month period, and also restricts the trading privileges of an investor who makes a round trip within a 30-day period when the purchase and redemption are of substantially similar dollar amounts and represent at least 25% of the value of an investor’s account.  A round trip is the purchase and subsequent redemption of fund shares, including by exchange, and each side of a round trip may be comprised by either a single transaction or a series of closely spaced transactions.

I.  Excessive or Abusive Trading

Excessive personal trading represents a potential conflict of interest as it may divert an access person’s attention from the responsibilities of his or her professional role.  The determination of whether trading is excessive shall be made on a case-by-case basis, and an access person may be instructed to reduce the amount of, or cease, his or her trading activity.  In addition to excessive trading, abusive practices, such as market timing, late trading, and other inappropriate activities, are prohibited.

Winslow Capital Management, Inc. access persons are subject to a more specific parameter regarding the number of trades that may be made within a particular time frame.  Additionally, Winslow access persons have a stated required holding period that applies to the purchase and sale, or sale and purchase, of every security.

J. Transactions by Section 16 Officers

Prior written approval is required for any access person, officer or director of Nuveen who is subject to Section 16 of the Securities Exchange Act of 1934 by virtue of his or her position with a fund advised or sub-advised by Nuveen to purchase or sell common or preferred shares in a fund for which he or she is a Section 16 officer.  Please see Section IV.D.3. above for further detail on Section 16 officers.  This approval must be received before the transaction may be made in any account in which he or she has beneficial ownership, control, or trading authority.  In addition, the Section 16 officer is personally responsible for immediately reporting transaction details to Legal and Compliance so that necessary regulatory filings may be made.  Preclearance and reporting through PTA is NOT sufficient for these purposes.

K. Transactions by Non-Interested Directions of Nuveen Funds

Non-interested directors may not purchase or sell common or preferred shares of a Nuveen closed-end fund with out prior written approval.  This approval process occurs outside of the PTA system.

Non-interested directors may purchase or sell securities which are eligible for purchase or sale by a Nuveen fund, including securities in an initial public offering or limited offering, without prior written approval, unless he or she has actual knowledge that the security is being purchased or sold, or is being considered for purchase or sale, by a Nuveen fund.

In the event that a non-interested director does purchase or sell a security that he or she knew was being transacted, or considered for transaction, by a Nuveen fund, reporting may be required.  See Section IV. D. 4. (previous in this document) for more information.

VI.        INSIDER TRADING

Nuveen has adopted policies and procedures designed to detect and prevent insider trading and to preserve confidential information.  The policies and procedures prohibit access persons from trading, either personally or on behalf of clients or others, on the basis of material nonpublic information in violation of the law.  These prohibitions apply to every access person, and to all activities, both within and outside of an individual’s duties at Nuveen.

A. Insider Trading Determination

The term “insider trading” is not defined in the federal securities laws, but for purposes of this Code means to trade in securities (whether or not the person making the trade is an “insider”) while in possession of material nonpublic information relating to such securities or the issuer of such securities.  Additionally, while there is no specific futures or commodity rule that addresses insider trading, that type of activity is considered to be covered generally under the provisions that require observance of high standards of commercial honor and just and equitable principals of trade in the conduct of the member’s business.

Communication of material non-public information to others, either inside or outside Nuveen, is prohibited except for discussions designed to assess such information with supervisors in conjunctions with discussions with designated legal or compliance officers.  While the law concerning insider trading is not static, the following activities are generally understood to be prohibited:

•	Trading by an insider while in possession of material nonpublic information;
•
Trading by a non-insider while in possession of material nonpublic information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential, or was misappropriated; and

•	Communicating material nonpublic information to others.

B. Insider Status

The concept of an “insider” is broad and includes officers and employees of a company or other entities, such as a municipality.  Additionally, a person can be a “temporary insider” if he or she enters into a relationship in the conduct of the entity’s affairs and therefore is given access to information solely for the company’s purposes.  A temporary insider can include, among others, attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

C. Material Nonpublic Information

“Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that officers and access persons should consider material includes, but is not limited to:  dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.  Trading on inside information is not a basis for liability unless the information is material.

Information is “nonpublic” until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, Bloomberg, Bond Buyer, Munifacts, or other publications in general circulation, or available through online sources would be considered public.

D. Identifying and Reporting Potential Inside Information

Before trading for yourself or others, including client accounts and fund accounts you manage or advise in securities of an entity about which you may have potential inside information, ask yourself the following questions:

•
Is the information material?  Is this information that an investor would consider important in making an investment decision?  Is this information that would substantially affect the market price of the securities if generally disclosed?

•	Is the information nonpublic? To whom has the information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you:
•	May not purchase or sell the securities on behalf of yourself or others, including client accounts and fund accounts you manage or advise;
•	Must immediately report the matter to the Director of Compliance or CCO of the affiliated entity (if applicable); and
•	May not communicate the information inside or outside of Nuveen to anyone other than a designated compliance or legal officer.

After the compliance or legal officer has considered the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be permitted to trade and communicate the information, depending upon the outcome of the review.  Until you receive direction from the compliance or legal officer, you may not take any action with regard to the proposed transaction or communication of information.

All questions regarding Nuveen’s policies and procedures to prevent insider trading should be referred the Director of Compliance or CCO of the affiliated entity (if applicable).

VII.       ADMINISTRATION AND ENFORCEMENT

A.  Approval of the Code

This Code has been approved by Nuveen, the Board of Directors of the Nuveen Open-End Funds and Closed-End Funds, and the board of directors or trustees of other funds for which a Nuveen affiliated entity serves as an adviser or sub-adviser. Nuveen approval also applies to the Nuveen Defined Portfolios, for which Nuveen served as the principal underwriter or depositor .Material amendments must all be approved by such funds boards (or principal underwriter or depositor in the case of a unit investment trust) within six months of the amendment.

B.  Reporting to the Fund Boards

Nuveen or the applicable affiliated entity must provide an annual written report to the board of directors of any Nuveen Fund or other fund (other than a unit investment trust) for which a Nuveen affiliated entity serves as an adviser or sub-adviser.  This report must:

•	Certify that procedures have been adopted that are reasonably necessary to prevent access persons from violating the Code, and
•
Describe any material issues arising under the Code or procedures thereunder since the last report, including, but not limited to, information about material violations of the Code or procedures thereunder and sanctions imposed in response to such violations.

C.  Violations

Nuveen and each Nuveen fund must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this code.  Access persons must report violations of the Code promptly to the Director of Compliance or CCO of the affiliated entity (if applicable).  Such reports will be treated confidentially to the extent permitted by law, and investigated promptly.

D.  Sanctions for Violations of the Code

Access persons may be subject to sanctions for violations of specific provisions or general principals of the Code.  Literal compliance with specific provisions of the Code will not shield an access person from liability for conduct that violates the spirit of the Code.

Violations will be reviewed and sanctions determined by the General Counsel of Nuveen, the Director of Compliance, the CCO of the affiliated entity (if applicable), or their designee(s).

Factors which may be considered when determining an appropriate sanction include, but are not limited to:

•	Whether the act or omission was intentional or voluntary;
•	Harm to a fund, portfolio, or client account;
•	Extent of unjust enrichment;
•	Frequency of occurrence;
•	Degree to which there is personal benefit from unique knowledge obtained through an access person’s position within Nuveen or an affiliated entity;

•	Evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
•	Level of accurate, honest and timely cooperation from the access person subject to the Code.

Sanctions which may be imposed include, but are not limited to:

•	Written warning;
•	Restriction of trading privileges;
•	Disgorgement of trading profits;
•	Fines; and/or
•	Suspension or termination of employment.

Material violations by non-interested directors of a Nuveen Fund may be reviewed and sanctions determined by other non-interested directors of such Fund or a committee thereof.

E.  Form ADV Disclosure

Each affiliated entity that is an investment adviser must include on Schedule F of Part II of its Form ADV a description of the Code and a statement that such entity will provide a copy of the Code to any client or prospective client upon request.

F.  Interpretation of the Code and the Granting of Waivers

Questions regarding the interpretation or applicability of the provisions of this Code should be directed to the Director of Compliance, the CCO of an affiliated entity, a designated legal or compliance officer of the applicable affiliate, or an appointed designee.

Exceptions may be made, on a case-by-case basis, to any of the provisions of this Code upon concluding that the exception is warranted.  This evaluation shall include a determination that no client or firm portfolio is likely to be disadvantaged or otherwise adversely affected by the exception, and documentation must be created and maintained regarding the exception.

VIII.      RECORDKEEPING

Nuveen will maintain the following records in a readily accessible place in accordance with Rule 204-2 under the Investment Advisers Act of 1940 and with Rule 17j-1(f) under the Investment Company Act of 1940.

•	A copy of each Code that has been in effect at any time in the past seven years;
•	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
•	A list of the names of persons who are currently, or within the past five years were, access persons;
•	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, an access person,
•	Holdings and transaction reports made pursuant to the Code, including any brokerage confirmation(s) and/or account statement(s) submitted in lieu of those reports;

•
A record of any decision and supporting reason for approving the acquisition of securities by access persons in initial public offerings or limited offerings for at least five years after the end of the fiscal year in which approval was granted;

•	A record of any decision that grants an access person an exception to the Code;
•	A record of persons responsible for reviewing access persons’ reports currently or during the last five years; and
•	A copy of reports provided to a fund’s board of directors regarding the Code.

IX.        DEFINITIONS

A.  Access Peron

All Nuveen employees, both full-and part-time, including all Nuveen Fund officers and interested directors and trustees, are considered “access persons.”  Also included in this definition are consultants, interns, and temporary and/or contract workers whose assignments are expected to exceed a period of 60 consecutive days and/or whose cumulative assignment is expected to exceed 60 days over a twelve month period.  This is not withstanding whether the party comes to the firm though an entity that has a signed contract, including a confidentiality agreement, with Nuveen.

This standard is more restrictive than Rule 204A-1(e)(1) under the Investment Advisers Act of 1940 and/or Rule 17j-1(a)(2) under the Investment Company Act of 1940.

Note that the non-interested directors and trustees are not included in this definition, but where those parties have an obligation under this Code it is specifically mentioned in the document.

B.  Automatic Investment Plan

“Automatic investment plan” means a program in which regular periodic purchases, withdrawals or exchanges are made automatically into or from investment accounts or securities in accordance with a predetermined schedule and allocation.  Dividend reinvestment plans are also included in this definition.

C.  Beneficial Ownership and Pecuniary Interest

“Beneficial ownership” means having or sharing a direct or indirect “pecuniary interest” in a security, which offers the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.  This may arise through a contract, arrangement, understanding, relationship or otherwise.

The pecuniary interest standard looks beyond the record owner of securities, and as a result the definition of beneficial interest is very broad and encompasses many scenarios that may not ordinarily be thought to confer a pecuniary interest in, or ownership of, securities.  Some examples include:

•
Family Holdings – You are deemed to have beneficial ownership of securities held by members of your immediate family sharing the same household with you.  Your “immediate family” includes any spouse, domestic partner, child or stepchild, or other relative who shares your home, or, although not living in your home, is economically dependent on you.

•
Partnership and Corporate holdings – You are deemed to have beneficial ownership of securities held by an entity you directly or indirectly control.  If you are a limited partner in a partnership, you will generally not be deemed to have beneficial ownership of securities held by the entity, provided that you do not own a controlling voting interest in the partnership.  If you own or otherwise control a corporation, limited liability company or other legal entity, or if the entity is your “alter ego” or “personal holding company,” you will be deemed to have beneficial ownership of such entity’s securities.

•
Trusts – You are deemed to have beneficial ownership of securities held by a trust if you control the trust or if you have the ability to prompt, induce, or otherwise effect transactions in securities held by the trust.  For example, you have beneficial ownership if you are the trustee and/or if you or members of your immediate family (as defined above) have a monetary interest in the trust, whether as to principal or income; you are a settler of the trust; or if you have the power to revoke the trust without obtaining the consent of others.

•
Investment Clubs – You are deemed to beneficially own securities held by an investment club of which you or a member of your immediate family (as defined above) is a participant.  Membership in investment clubs must be preapproved by the Director of Compliance or CCO of the affiliated entity (if applicable), and this account is treated in the same manner as any other personal brokerage account, including the preclearance and reporting requirements, and that the account be held at a approved brokerage firm.

•	Financial Power of Attorney – You are deemed to beneficially own securities held in any account over which you have financial power of attorney.

D.  Control

“Control” of an entity means having the power to exercise a controlling influence over the management of policies of the entity, unless such power is solely the result of an official position with such entity, and a control relationship exists when an entity controls, or is controlled by, or is under common control with, another entity.  Any person who owns beneficially, either directly or through one or more controlled entities, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such entity.  A natural person shall be presumed not to be a controlled person.

E.  Domestic Partner

“Domestic Partnership” is a legal or personal relationship between two individuals who live together and share a common domestic life but are neither joined by marriage nor a civil union.

F.  Fund

“Fund” means an investment company registered under the Investment Company Act of 1940.

G.  Initial Public Offering

“Initial Public Offering” (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

H.  Investment Person

“Investment person” means an access person who (i) in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities for a fund, portfolio, or client account, or (ii) is a natural person in a control relationship with Nuveen and obtains information concerning recommendations made to a fund, portfolio, or client account.  The category of investment persons includes, but is not limited to, portfolio managers, portfolio assistants, securities analysts, traders, or any other persons designated as such by Nuveen or any affiliated entity.

I.  Limited Offering

“Limited offering,” also known as a “private placement,” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), or pursuant to Rules 504, 505, or 506 under the Act.

J.  Non-Interested Director

“Non-interested director” means a director who is not an “interested director” of a fund and who is not employed by, or has a material business or professional relationship with, the fund or the fund’s investment adviser or underwriter.  See Section 2(a)(19) of the Investment Company Act of 1940 for more information.

K.  Nuveen Fund

“Nuveen Fund” means any fund for which a Nuveen affiliate serves as the investment adviser or subadviser and for which Nuveen Investments, LLC serves as principal underwriter or as a member of the underwriting syndicate.  A Nuveen Fund is any Nuveen Defined Portfolio, Nuveen Closed-End Fund, Nuveen Open-End Fund or Nuveen Commodities Asset Management LLC Fund.

L.  Purchase or Sale of a Security

“Purchase or sale of a security” includes not only the acquisition and disposition of a specific security, but also, among other things, the purchase or writing of an option, and the acquisition and disposition of any instrument whose value is derived from the value of that specific security.

M.  PTA

“PTA” refers to the Sungard Protegent Personal Trade Assistant System, which Nuveen has instituted to facilitate a variety of functions, including trade preclearance, reporting, certifications, and disclosures.

N.  Reportable Security

“Reportable security” means any security except:

•	Direct obligations of the U.S. government;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Money market funds; and
•	Open-end funds that are not advised or sub-advised by Nuveen.

O.  Section 16 Officer

“Section 16 Officer” means every person who is directly or indirectly the beneficial owner of more than ten percent (10%) of any class of any equity security (other than an exempted security) which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.  Section 16 officers include officers or directors of the issuer of such security, and those who perform a policy-making function for the issuer.  See Section 16 of the Securities Exchange Act of 1934.  The Nuveen Fund Board approves the list of Section 16 Officers for the Nuveen Funds on an annual basis.  This list is maintained in the Legal Department in Chicago and includes portfolio managers, traders, and other access persons responsible for making policy related decisions.

P.  Security

“Security” means any means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.  Without limiting the foregoing, a security also includes any instrument whose value is derived from the value of another security.

Q.  Security Held or to be Acquired by a Nuveen Fund

“Security held or to be acquired by a Nuveen fund” means any reportable security which, within the most recent 15 days is, or has been, held by the fund, or is being, or has been, considered by the fund or its investment adviser for purchase by the fund, and any option to purchase or sell, and any security convertible into or exchangeable for, such a reportable security.

*** END ***

Appendix A

As of 4/30/2012 the affiliated entities are:

Nuveen Affiliates Holdings, LLC
Nuveen Asset Management, LLC
Nuveen Commodities Asset Management, LLC
Nuveen Fund Advisors, Inc.
Nuveen Global Investments Holdings, LLC
Nuveen Global Investments LTD
Nuveen Investments Advisers Inc.
Nuveen Investments Canada Co.
Nuveen NWQ Holdings, LLC
Nuveen Securities, LLC
NWQ Investment Management Company, LLC
Santa Barbara Asset Management, LLC
Symphony Asset Management LLC
Tradewinds Global Investors, LLC
Winslow Capital Management, Inc.

Appendix B

Funds Advised or Sub-Advised by a Nuveen Subsidiary as of 04/30/2012

Fund Name	Class A Shares	Class B Shares	Class C Shares	Class C1 Shares	Class I Shares	Class R3 Shares
Nuveen Municipal Trust
Nuveen Intermediate Duration Municipal Bond Fund	NMBAX	NUMBX	NNSCX	N/A	NUVBX	N/A
Nuveen Municipal Bond Fund	NMBIX	NMBBX	NMBKX	N/A	NITNX	N/A
Nuveen All-American Municipal Bond Fund	FLAAX	FAAMX	FAACX	N/A	FAARX	N/A
Nuveen Limited Term Municipal Bond Fund	FLTDX	N/A	FLTCX	N/A	FLTRX	N/A
Nuveen High Yield Municipal Bond Fund	NHMAX	NHMBX	NHMCX	N/A	NHMRX	N/A
Nuveen Inflation Protected Municipal Bond Fund	NITAX	N/A	NIPCX	N/A	NIPIX	N/A

Nuveen Multistate Trust I
Nuveen Arizona Municipal Bond Fund	FAZTX	FAZBX	FAZCX	N/A	NMARX	N/A
Nuveen Colorado Municipal Bond Fund	FCOTX	FCOBX	FCOCX	N/A	FCORX	N/A
Nuveen Municipal Bond Fund 2	FLOTX	FLOBX	FLCTX	N/A	NMFLX	N/A
Nuveen Maryland Municipal Bond Fund	NMDAX	NBMDX	NMDCX	N/A	NMMDX	N/A
Nuveen New Mexico Municipal Bond Fund	FNMTX	FNMBX	FNMCX	N/A	FNMRX	N/A
Nuveen Pennsylvania Municipal Bond Fund	FPNTX	FPMMX	FPMBX	N/A	NBPAX	N/A
Nuveen Virginia Municipal Bond Fund	FVATX	NFVBX	FVACX	N/A	NMVAX	N/A

Nuveen Multistate Trust II
Nuveen California Municipal Bond Fund	NCAAX	NCBBX	NCACX	N/A	NCSPX	N/A
Nuveen California High Yield Municipal Bond Fund	NCHAX	N/A	NCHCX	N/A	NCHRX	N/A
Nuveen California Municipal Bond Fund 2	NCAIX	NCABX	NCAKX	N/A	NCIBX	N/A
Nuveen Connecticut Municipal Bond Fund	FCTTX	FCTBX	FCTCX	N/A	FCTRX	N/A
Nuveen Massachusetts Municipal Bond Fund	NMAAX	NMABX	NMACX	N/A	NBMAX	N/A
Nuveen New Jersey Municipal Bond Fund	NNJAX	NNJBX	NNJCX	N/A	NMNJX	N/A
Nuveen New York Municipal Bond Fund	NNYAX	NNYBX	NNYCX	N/A	NTNYX	N/A

Nuveen Multistate Trust III
Nuveen Georgia Municipal Bond Fund	FGATX	NMUBX	FGACX	N/A	FGARX	N/A
Nuveen Louisiana Municipal Bond Fund	FTLAX	FTLBX	FTLCX	N/A	FTLRX	N/A
Nuveen North Carolina Municipal Bond Fund	FLNCX	FBNCX	FCNCX	N/A	FCNRX	N/A
Nuveen Tennessee Municipal Bond Fund	FTNTX	FMTBX	FTNCX	N/A	FTNRX	N/A

Nuveen Multistate Trust IV
Nuveen Kansas Municipal Bond Fund	FKSTX	FBKSX	FCKSX	N/A	FRKSX	N/A
Nuveen Kentucky Municipal Bond Fund	FKYTX	FKYBX	FKYCX	N/A	FKYRX	N/A
Nuveen Michigan Municipal Bond Fund	FMITX	FMIBX	FLMCX	N/A	NMMIX	N/A

Nuveen Missouri Municipal Bond Fund	FMOTX	FMMBX	FMOCX	N/A	FMMRX	N/A
Nuveen Ohio Municipal Bond Fund	FOHTX	FOHBX	FOHCX	N/A	NXOHX	N/A
Nuveen Wisconsin Municipal Bond Fund	FWIAX	FWIBX	FWICX	N/A	FWIRX	N/A

Nuveen Investment Trust
Nuveen Global Total Return Bond Fund	NGTAX	N/A	NGTCX	N/A	NGTIX	NGTRX
Nuveen Multi-Manager Large-Cap Value Fund	NNGAX	NNGBX	NNGCX	N/A	NNGRX	NMMTX
Nuveen Moderate Allocation Fund	NNSAX	NNSBX	NUVCX	N/A	NNSRX	NMATX
Nuveen Conservative Allocation Fund	NBMSX	NMNBX	NBMCX	N/A	NMNRX	NALTX
Nuveen Growth Allocation Fund	NGOAX	NGVBX	NGVCX	N/A	NGVRX	NGATX
Nuveen NWQ Equity Income Fund	FFEIX	FAEBX	FFECX	N/A	FAQIX	FEISX
Nuveen NWQ Large-Cap Value Fund	NQCAX	NQCBX	NQCCX	N/A	NQCRX	NQCQX
Nuveen NWQ Multi-Cap Value Fund	NQVAX	NQVBX	NQVCX	N/A	NQVRX	NMCTX
Nuveen NWQ Small Cap Value Fund	NSCAX	N/A	NSCCX	N/A	NSCRX	NSCQX
Nuveen NWQ Small/Mid-Cap Value Fund	NSMAX	N/A	NSMCX	N/A	NSMRX	NWQRX
Nuveen Tradewinds Value Opportunities Fund	NVOAX	NVOBX	NVOCX	N/A	NVORX	NTVTX

Nuveen Investment Trust II
Nuveen Santa Barbara Global Growth Fund	NGGAX	N/A	NGGCX	N/A	NGWIX	NGGRX
Nuveen Santa Barbara Growth Fund	NSAGX	N/A	NSRCX	N/A	NSRGX	NBGRX
Nuveen Santa Barbara International Growth Fund	NBQAX	N/A	NBQCX	N/A	NBQIX	NBQBX
Nuveen Santa Barbara Dividend Growth Fund	NSBAX	NSBBX	NSBCX	N/A	NSBRX	NBDRX
Nuveen Santa Barbara Long/Short Equity Fund	Not available to the public
Nuveen Symphony International Equity Fund	NSIAX	N/A	NSECX	N/A	NSIEX	NSREX
Nuveen Symphony Large-Cap Growth Fund	NCGAX	N/A	NCGCX	N/A	NSGIX	NSGQX
Nuveen Symphony Large-Cap Value Fund	NSLAX	N/A	NSLCX	N/A	NSLIX	NLCVX
Nuveen Symphony Mid-Cap Core Fund	NCCAX	N/A	NCCCX	N/A	NCCIX	NMCRX
Nuveen Symphony Optimized Alpha Fund	NOPAX	N/A	NOPCX	N/A	NOPRX	NOPEX
Nuveen Symphony Small-Mid Cap Core Fund	NSSAX	N/A	NSSCX	N/A	NSSIX	NSMFX
Nuveen Tradewinds Emerging Markets Fund	NTEAX	N/A	NTECX	N/A	NTEIX	NTERX
Nuveen Tradewinds Global All-Cap Fund	NWGAX	NWGBX	NWGCX	N/A	NWGRX	NGARX
Nuveen Tradewinds Global All-Cap Plus Fund	NPTAX	N/A	NPTCX	N/A	NPTIX	NTPRX
Nuveen Tradewinds Global Flexible Allocation Fund	NGEAX	N/A	NGFCX	N/A	NGGIX	NGFRX
Nuveen Tradewinds Global Resources Fund	NTGAX	N/A	NTGCX	N/A	NTGRX	NTGQX
Nuveen Tradewinds International Value Fund	NAIGX	NBIGX	NCIGX	N/A	NGRRX	NTITX
Nuveen Tradewinds Japan Fund	NTJAX	N/A	NTJCX	N/A	NTJIX	NTJRX
Nuveen Tradewinds Small-Cap Opportunities Fund	NTSAX	N/A	NTSCX	N/A	NTSIX	NTSRX
Nuveen Winslow Large-Cap Growth Fund	NWCAX	N/A	NWCCX	N/A	NVLIX	NWCRX

Nuveen Investment Trust III
Nuveen Symphony Credit Opportunities Fund	NCOAX	N/A	NCFCX	N/A	NCOIX	NCORX
Nuveen Symphony Floating Rate Income Fund	NFRAX	N/A	NFFCX	N/A	NFRIX	NFRRX

Nuveen Investment Trust V
Nuveen Preferred Securities Fund	NPSAX	N/A	NPSCX	N/A	NPSRX	NPSTX
Nuveen NWQ Preferred Securities Fund	not available to public

Nuveen Managed Accounts Portfolios Trust
Municipal Total Return Managed Accounts Portfolio	NMTRX	limited to Managed Account shareholders only
Enhanced Multi-Strategy Income Managed Accounts Portfolio	NEMPX	limited to Managed Account shareholders only

First American Investment Funds, Inc.
Nuveen California Tax Free Fund	FCAAX	N/A	N/A	FCCAX	FCAYX	N/A
Nuveen Colorado Tax Free Fund	FCOAX	N/A	N/A	FCCOX	FCOYX	N/A
Nuveen Core Bond Fund	FAFIX	FFIBX	FFAIX	N/A	FFIIX	FFISX
Nuveen Equity Income Fund	FFEIX	FAEBX	FFECX	N/A	FAQIX	FEISX
Nuveen Equity Index Fund	FAEIX	FAEQX	FCEIX	N/A	FEIIX	FADSX
Nuveen Global Infrastructure Fund	FGIAX	N/A	FGNCX	N/A	FGIYX	FGNRX
Nuveen High Income Bond Fund	FJSIX	FJSBX	FCSIX	N/A	FJSYX	FANSX
Nuveen Inflation Protected Securities Fund	FAIPX	N/A	FCIPX	N/A	FYIPX	FRIPX
Nuveen Intermediate Government Bond Fund	FIGAX	N/A	FYGCX	N/A	FYGYX	FYGRX
Nuveen Intermediate Tax Free Fund	FAMBX	N/A	N/A	FMBCX	FMBIX	N/A
Nuveen Intermediate Term Bond Fund	FAIIX	N/A	NTIBX	N/A	FINIX	N/A
Nuveen International Fund	FAIAX	FNABX	FIACX	N/A	FAICX	ARQIX
Nuveen International Select Fund	ISACX	N/A	ICCSX	N/A	ISYCX	ISRCX
Nuveen Large Cap Growth Opportunities Fund	FRGWX	FETBX	FAWCX	N/A	FIGWX	FLCYX
Nuveen Large Cap Select Fund	FLRAX	N/A	FLYCX	N/A	FLRYX	FLSSX
Nuveen Large Cap Value Fund	FASKX	FATBX	FALVX	N/A	FSKIX	FAVSX
Nuveen Mid Cap Growth Opportunities Fund	FRSLX	FMQBX	FMECX	N/A	FISGX	FMEYX
Nuveen Mid Cap Index Fund	FDXAX	N/A	FDXCX	N/A	FIMEX	FMCYX
Nuveen Mid Cap Select Fund	FATAX	FITBX	FTACX	N/A	FATIX	N/A
Nuveen Mid Cap Value Fund	FASEX	FAESX	FACSX	N/A	FSEIX	FMVSX
Nuveen Minnesota Intermediate Tax Free Fund	FAMAX	N/A	NIBMX	FACMX	FAMTX	N/A
Nuveen Minnesota Tax Free Fund	FJMNX	N/A	NMBCX	FCMNX	FYMNX	N/A
Nuveen Missouri Tax Free Fund	ARMOX	N/A	N/A	FFMCX	ARMIX	N/A
Nuveen Nebraska Tax Free Fund	FNTAX	N/A	NCNBX	FNTCX	FNTYX	N/A
Nuveen Ohio Tax Free Fund	FOFAX	N/A	N/A	FOTCX	FOTYX	N/A
Nuveen Oregon Intermediate Tax Free Fund	FOTAX	N/A	NIMOX	N/A	FORCX	N/A
Nuveen Quantitative Enhanced Core Equity Fund	FQCAX	N/A	FQCCX	N/A	FQCYX	N/A
Nuveen Real Asset Income Fund	NRIAX	N/A	NRICX	N/A	NRIIX	NRIRX

Nuveen Real Estate Securities Fund	FREAX	FREBX	FRLCX	N/A	FARCX	FRSSX
Nuveen Short Tax Free Fund	FSHAX	N/A	NSVCX	N/A	FSHYX	N/A
Nuveen Short Term Bond Fund	FALTX	N/A	FBSCX	N/A	FLTIX	NSSRX
Nuveen Small Cap Growth Opportunities Fund	FRMPX	FROBX	FMPCX	N/A	FIMPX	FMPYX
Nuveen Small Cap Index Fund	FMDAX	N/A	FPXCX	N/A	ASETX	ARSCX
Nuveen Small Cap Select Fund	EMGRX	ARSBX	FHMCX	N/A	ARSTX	ASEIX
Nuveen Small Cap Value Fund	FSCAX	N/A	FSCVX	N/A	FSCCX	FSVSX
Nuveen Tactical Market Opportunities Fund	NTMAX	N/A	N/A	N/A	FGTYX	N/A
Nuveen Tax Free Fund	FJNTX	N/A	N/A	FJCTX	FYNTX	N/A
Nuveen Total Return Bond Fund	FCDDX	FCBBX	FCBCX	N/A	FCBYX	FABSX

First American Strategy Funds, Inc.
Nuveen Strategy Aggressive Growth Allocation Fund	FAAGX	FSGBX	FSACX	N/A	FSAYX	FSASX
Nuveen Strategy Balanced Allocation Fund	FSGNX	FSKBX	FSKCX	N/A	FSKYX	FSKSX
Nuveen Strategy Conservative Allocation Fund	FSFIX	FSFBX	FSJCX	N/A	FSFYX	FSJSX
Nuveen Strategy Growth Allocation Fund	FAGSX	FSNBX	FSNCX	N/A	FSGYX	FSNSX

Other Funds
Advance Tradewinds Global Equities Fund	AVTWGEW
American Beacon Large Cap Growth Fund	ABGAX
AXA Premier VIP Trust Multi-Manager Mid-Cap Value	NO TICKER
CIBC Imperial Equity Pool	NO TICKER
CIBC Renaissance Global Value Fund	NO TICKER
Defined Strategy Fund Inc	DSF
Dow 30 Enhanced Premium & Dividend Income Fund	DPO
Dow 30 Premium & Dividend Income Fund Inc	DPD
Exemplar Global Opportunities Portfolio	EXGLBOPA
Global Income & Currency Fund	GCF
GuideMark Tax-Exempt Fixed Income Fund	GMTEX
HSBC Investor Growth Portfolio	HOTBX
HSBC Investor Value Portfolio	HIVAX
ING Global Value Choice Fund	NAWGX
ING International Value Choice Fund	IVCIX
ING Value Choice Fund	PAVAX
Integra Capital Limited– NWQ US Large Cap Value Fund	NO TICKER
Leith Wheeler International Equity Plus Fund- Canadian	NO TICKER
LoCorr Managed Futures Strategy Fund	LFMAX
Mainstay Large Cap Growth Fund	MLAAX
Mainstay Variable Product Large Cap Growth Portfolio	VMSLCIV

MD American Value Fund	MDUSLCVA
MD Equity Fund	NO TICKER
MD PIM US Equity Pool	NO TICKER
Mercer US Large Cap Growth Equity	MLCGX
MGI US Small/Mid-Cap Value Equity Fund	MSMVX
MLP & Strategic Equity Fund Inc	MTP
Momentum Investment Funds SICAV-SIF Momentum IF Global EM Equity Fund	RMPEXJA
Wilimington Large Cap Value Fund	VEINX
NASDAQ Premium Income & Growth Fund	QQQX
Nationwide Variable Insurance Trust Fund	NO TICKER
Northern Trust Multi-Manager International Equity Fund	NO TICKER
Northern Trust Multi-Manager Large Cap Value Fund	NO TICKER
Riversource Variable Series Trust-Variable Portfolio	NO TICKER
Russell Global Infrastructure Fund	RGISX
SEI Global Developed Markets Equity Fund	NO TICKER
SEI International Equity Fund (SIT)	NO TICKER
SEI International Equity Fund (SIIT)	NO TICKER
SEI Investments Canada Company-EAFE Equity Fund	NO TICKER
SPDR Nuveen Barclays Capital Municipal Bond ETF	TFI
SPDR Nuveen Barclays Capital Short Term Municipal Bond ETF	SHM
SPDR Nuveen Barclays Capital California Municipal Bond ETF	CXA
SPDR Nuveen Barclays Capital New York Municipal Bond ETF	INY
SPDR Nuveen S&P VRDO Municipal Bond ETF	VRD
SPDR Nuveen Barclays Capital Build America Bond ETF	BABS
SPDR Nuveen S&P High Yield Municipal Bond ETF	HYMB
Strategic Advisers Growth Fund	FSGFX
Strategic Advisers Growth Multi-Manager Fund	FMELX
Sun Life Tradewinds Emerging Markets Fund	NO TICKER
USAA Aggressive Growth Fund	USAUX
Wilshire Large Cap Core Plus Fund	WLCTX

NUVEEN EXCHANGE-TRADED FUNDS (closed-end)

NON-LEVERAGED MUNI FUNDS

Nuveen Municipal Value Fund, Inc.	NUV

Nuveen California Municipal Value Fund, Inc.	NCA
Nuveen New York Municipal Value Fund, Inc.	NNY
Nuveen Municipal Income Fund, Inc.	NMI
Nuveen Municipal Value Fund 2	NUW
Nuveen California Municipal Value Fund 2	NCB
Nuveen New Jersey Municipal Value Fund	NJV
Nuveen New York Municipal Value Fund 2	NYV
Nuveen Pennsylvania Municipal Value Fund	NPN
Nuveen Select Maturities Municipal Fund	NIM
Nuveen Select Tax-Free Income Portfolio	NXP
Nuveen Select Tax-Free Income Portfolio 2	NXQ
Nuveen California Select Tax-Free Income Portfolio	NXC
Nuveen New York Select Tax-Free Income Portfolio	NXN
Nuveen Select Tax-Free Income Portfolio 3	NXR

TAXABLE CLOSED-END FUNDS

Nuveen Real Estate Income Fund	JRS
Nuveen Quality Preferred Income Fund	JTP
Nuveen Quality Preferred Income Fund 2	JPS
Nuveen Quality Preferred Income Fund 3	JHP
Nuveen Preferred Income Opportunities Fund	JPC
Nuveen Credit Strategies Income Fund	JQC
Nuveen Diversified Dividend and Income Fund	JDD
Nuveen Tax-Advantaged Total Return Strategy Fund	JTA
Nuveen Tax-Advantaged Floating Rate Fund	JFP
Nuveen Tax-Advantaged Dividend Growth Fund	JTD
Nuveen Equity Premium Income Fund	JPZ
Nuveen Equity Premium Opportunity Fund	JSN
Nuveen Equity Premium Advantage Fund	JLA
Nuveen Equity Premium and Growth Fund	JPG
Nuveen Global Government Enhanced Income Fund	JGG
Nuveen Global Value Opportunities Fund	JGV
Nuveen Core Equity Alpha Fund	JCE
Nuveen Multi-Currency Short-Term Government Income Fund	JGT
Nuveen Mortgage Opportunity Term Fund	JLS
Nuveen Mortgage Opportunity Term Fund 2	JMT
Nuveen Build America Bond Fund	NBB
Nuveen Build America Bond Opportunity Fund	NBD
Nuveen Energy MLP Total Return Fund	JMF
Nuveen Real Asset Income and Growth Fund	JRI
Nuveen Short Duration Credit Opportunities	JSD

SENIOR LOAN FUNDS

Nuveen Senior Income Fund	NSL
Nuveen Floating Rate Income Fund	JFR
Nuveen Floating Rate Income Opportunity Fund	JRO

LEVERAGED MUNICIPAL FUNDS
Nuveen Premium Income Municipal Fund, Inc.	NPI
Nuveen Performance Plus Municipal Fund, Inc.	NPP
Nuveen California Performance Plus Municipal Fund, Inc.	NCP
Nuveen New York Performance Plus Municipal Fund, Inc.	NNP
Nuveen Municipal Advantage Fund, Inc.	NMA
Nuveen Municipal Market Opportunity Fund, Inc.	NMO
Nuveen California Municipal Market Opportunity Fund, Inc.	NCO
Nuveen Investment Quality Municipal Fund, Inc.	NQM
Nuveen California Investment Quality Municipal Fund, Inc.	NQC
Nuveen New York Investment Quality Municipal Fund, Inc.	NQN
Nuveen Quality Municipal Fund, Inc.	NQI
Nuveen New Jersey Investment Quality Municipal Fund, Inc.	NQJ
Nuveen Pennsylvania Investment Quality Municipal Fund	NQP
Nuveen Select Quality Municipal Fund, Inc.	NQS
Nuveen California Select Quality Municipal Fund, Inc.	NVC
Nuveen New York Select Quality Municipal Fund, Inc.	NVN
Nuveen Quality Income Municipal Fund, Inc.	NQU
Nuveen Municipal Opportunity Fund, Inc.	NIO
Nuveen Michigan Quality Income Municipal Fund, Inc.	NUM
Nuveen Ohio Quality Income Municipal Fund, Inc.	NUO
Nuveen Texas Quality Income Municipal Fund	NTX
Nuveen California Quality Income Municipal Fund, Inc.	NUC
Nuveen New York Quality Income Municipal Fund, Inc.	NUN
Nuveen Premier Municipal Income Fund, Inc.	NPF
Nuveen Premier Municipal Opportunity Fund, Inc.	NIF

Nuveen Premium Income Municipal Fund 2, Inc.	NPM
Nuveen Arizona Premium Income Municipal Fund, Inc.	NAZ
Nuveen Insured California Premium Income Municipal Fund, Inc.	NPC
Nuveen Michigan Premium Income Municipal Fund, Inc.	NMP
Nuveen New Jersey Premium Income Municipal Fund, Inc.	NNJ
Nuveen New York Premium Income Municipal Fund, Inc.	NNF
Nuveen Premium Income Municipal Fund 4, Inc.	NPT
Nuveen Insured California Premium Income Municipal Fund 2, Inc.	NCL
Nuveen Maryland Premium Income Municipal Fund	NMY
Nuveen Massachusetts Premium Income Municipal Fund	NMT
Nuveen Pennsylvania Premium Income Municipal Fund 2	NPY
Nuveen Virginia Premium Income Municipal Fund	NPV
Nuveen Connecticut Premium Income Municipal Fund	NTC
Nuveen Georgia Premium Income Municipal Fund	NPG
Nuveen Missouri Premium Income Municipal Fund	NOM
Nuveen North Carolina Premium Income Municipal Fund	NNC
Nuveen California Premium Income Municipal Fund	NCU
Nuveen Premium Income Municipal Opportunity Fund	NPX
Nuveen California Dividend Advantage Municipal Fund	NAC
Nuveen New York Dividend Advantage Municipal Fund	NAN
Nuveen Dividend Advantage Municipal Fund	NAD
Nuveen Arizona Dividend Advantage Municipal Fund	NFZ
Nuveen Connecticut Dividend Advantage Municipal Fund	NFC
Nuveen Maryland Dividend Advantage Municipal Fund	NFM
Nuveen Massachusetts Dividend Advantage Municipal Fund	NMB
Nuveen North Carolina Dividend Advantage Municipal Fund	NRB
Nuveen Virginia Dividend Advantage Municipal Fund	NGB
Nuveen Dividend Advantage Municipal Fund 2	NXZ

Nuveen California Dividend Advantage Municipal Fund 2	NVX
Nuveen New Jersey Dividend Advantage Municipal Fund	NXJ
Nuveen New York Dividend Advantage Municipal Fund 2	NXK
Nuveen Ohio Dividend Advantage Municipal Fund	NXI
Nuveen Pennsylvania Dividend Advantage Municipal Fund	NXM
Nuveen Dividend Advantage Municipal Fund 3	NZF
Nuveen California Dividend Advantage Municipal Fund 3	NZH
Nuveen Georgia Dividend Advantage Municipal Fund	NZX
Nuveen Maryland Dividend Advantage Municipal Fund 2	NZR
Nuveen Michigan Dividend Advantage Municipal Fund	NZW
Nuveen Ohio Dividend Advantage Municipal Fund 2	NBJ
Nuveen North Carolina Dividend Advantage Municipal Fund 2	NNO
Nuveen Virginia Dividend Advantage Municipal Fund 2	NNB
Nuveen Dividend Advantage Municipal Income Fund	NVG
Nuveen Insured California Dividend Advantage Municipal Fund	NKL
Nuveen New York Dividend Advantage Municipal Income Fund	NKO
Nuveen Arizona Dividend Advantage Municipal Fund 2	NKR
Nuveen Connecticut Dividend Advantage Municipal Fund 2	NGK
Nuveen New Jersey Dividend Advantage Municipal Fund 2	NUJ
Nuveen Ohio Dividend Advantage Municipal Fund 3	NVJ
Nuveen Pennsylvania Dividend Advantage Municipal Fund 2	NVY
Nuveen Arizona Dividend Advantage Municipal Fund 3	NXE
Nuveen Connecticut Dividend Advantage Municipal Fund 3	NGO
Nuveen Georgia Dividend Advantage Municipal Fund 2	NKG
Nuveen Maryland Dividend Advantage Municipal Fund 3	NWI
Nuveen North Carolina Dividend Advantage Municipal Fund 3	NII

Nuveen AMT-Free Municipal Income Fund	NEA
Nuveen Insured California Tax-Free Advantage Municipal Fund	NKX
Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund	NGX
Nuveen New York AMT-Free Municipal Income Fund	NRK
Nuveen Municipal High Income Opportunity Fund	NMZ
Nuveen Municipal High Income Opportunity Fund 2 NMD - (not leveraged at this time)
Nuveen Enhanced Municipal Value Fund (not leveraged at this time)	NEV

NYSE listed commodity pool:
Nuveen Diversified Commodity Fund	CFD

Funds advised by FAF Advisors, sub-advised by Nuveen Asset Management, LLC:

American Municipal Income Portfolio Inc.	XAA
Minnesota Municipal Income Portfolio Inc.	MXA
First American Minnesota Municipal Income Fund II, Inc.	MXN
American Income Fund, Inc.	MRF
American Strategic Income Portfolio Inc.	ASP
American Strategic Income Portfolio Inc.—II	BSP
American Strategic Income Portfolio Inc.—III	CSP
American Select Portfolio Inc.	SLA

Updated 4/30/2012